Exhibit 99.1

Apollo SPAC Fund I, L.P. (“SPAC Fund I”), Apollo Atlas Master Fund, LLC (“Atlas”), Apollo PPF Credit Strategies, LLC (“PPF Credit Strategies”), Apollo Credit Strategies Master Fund Ltd. (“Credit Strategies”) and Apollo A-N Credit Fund (Delaware), L.P. (“A-N Credit”) each hold securities of the Issuer.

Apollo Atlas Management, LLC (“Atlas Management”) serves as the investment manager of Atlas. Apollo PPF Credit Strategies Management, LLC (“PPF Management”) serves as the investment manager of PPF Credit Strategies. Apollo ST Fund Management LLC (“ST Management”) serves as the investment manager for Credit Strategies. Apollo ST Operating LP (“ST Operating”) is the sole member of ST Management. The general partner of ST Operating is Apollo ST Capital LLC (“ST Capital”). ST Management Holdings, LLC (“ST Management Holdings”) is the sole member of ST Capital. Apollo A-N Credit Management, LLC (“A-N Credit Management”) serves as the investment manager for A-N Credit. Apollo SPAC Management I, L.P. (“SPAC Management I”) serves as the investment manager for SPAC Fund I. The general partner of SPAC Management I is Apollo SPAC Management I GP, LLC (“SPAC Management I GP”).

Apollo Capital Management, L.P. (“Capital Management”) serves as the sole member of Atlas Management, PPF Management, A N Credit Management, SPAC Management I GP, and SA Management, and as the sole member and manager of ST Management Holdings. Apollo Capital Management GP, LLC (“Capital Management GP”) serves as the general partner of Capital Management. Apollo Management Holdings, L.P. (“Management Holdings”) serves as the sole member and manager of Capital Management GP, and Apollo Management Holdings GP, LLC (“Management Holdings GP”) serves as the general partner of Management Holdings. Joshua Harris, Scott Kleinman, Marc Rowan and James Zelter are the managers, as well as executive officers, of Management Holdings GP.

Each of the entities listed above, other than SPAC Fund I, Atlas, PPF Credit Strategies, Credit Strategies and A-N Credit, and each of Messrs. Harris, Kleinman, Rowan and Zelter, disclaims beneficial ownership of any shares of the Company’s common stock owned of record by SPAC Fund I, Atlas, PPF Credit Strategies, Credit Strategies and A-N Credit, except to the extent of any pecuniary interest therein, and the filing of this Form 3 shall not be construed as an admission that any such person or entity is the beneficial owner of any such securities for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or for any other purpose.

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